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                                                                    EXHIBIT 99.1
PRESS RELEASE

TECUMSEH PRODUCTS COMPANY
100 E. PATTERSON STREET
TECUMSEH, MI  49286

TECUMSEH PRODUCTS COMPANY REPORTS FIRST QUARTER 2004 NET INCOME OF
$0.34 PER SHARE

Tecumseh, Michigan, April 29, 2004 . . . . Tecumseh Products Company
(NASDAQ-TECUA, TECUB) announced today its 2004 first quarter consolidated results as summarized in the following Consolidated Condensed Statements of Operations.

CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)

                                                                                                   Three Months Ended
(Dollars in millions, except per share amounts)                                                         March 31,
                                                                                                -------------------------
                                                                                                   2004             2003
                                                                                                  ------           ------
NET SALES                                                                                         $477.0           $473.9
  Cost of sales and operating expenses                                                             421.5            414.9
  Selling and administrative expenses                                                               44.7             41.2
  Restructuring charges, impairments and other items                                               ---               13.6
                                                                                                  ------           ------
OPERATING INCOME                                                                                    10.8              4.2
  Interest expense                                                                                  (5.6)            (5.3)
  Interest income and other, net                                                                     4.6              4.9
                                                                                                  ------           ------
INCOME BEFORE TAXES                                                                                  9.8              3.8
  Tax provision                                                                                      3.4              1.4
                                                                                                  ------           ------
NET INCOME                                                                                          $6.4             $2.4
                                                                                                  ------           ------
BASIC AND DILUTED EARNINGS PER SHARE                                                               $0.34            $0.13
                                                                                                  ------           ------
WEIGHTED AVERAGE SHARES (in thousands of shares)                                                  18,480           18,480
                                                                                                  ======           ======

      Consolidated net income for the first quarter of 2004 amounted to $6.4 million or $0.34 per share compared to $2.4 million or $0.13 per share in the first quarter of 2003. First quarter 2003 results included a charge of $13.6 million ($8.7 million net of tax or $0.47 per share) related to environmental costs at the Company's Sheboygan Falls, Wisconsin facility. Exclusive of this environmental-related charge, 2004 first quarter operating results declined from the first quarter 2003 primarily due to lower results from the compressor business.

      Consolidated net sales in the first quarter of 2004 increased to $477.0 million from $473.9 million in 2003. Changes in foreign currency exchange rates increased sales by $20.5 million in comparison to the first quarter 2003. Excluding the effects of currency fluctuation, sales in the first quarter 2004 declined primarily due to the Engine & Power Train business, where sales volumes were lower in both North America and Europe, and the North American-based compressor operations.

COMPRESSOR BUSINESS

First quarter 2004 sales in the Company's compressor business increased to $211.9 million from $203.7 million in the first quarter of 2003 due to the effects of foreign currency translation, which increased sales by approximately $14.7 million. This currency-related sales increase was partially offset


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by a $4.3 million decline in sales of compressors built in North America and used in unitary air conditioning applications.

      Compressor business operating income for the first quarter of 2004 amounted to $11.9 million compared to $20.9 million in the first quarter of 2003. The decrease in operating income for the first quarter of 2004 versus the comparable 2003 quarter reflected specific factors that affected operating results in Brazil, India and North America.

      Operating income attributable to the Brazilian operations was lower by $6.1 million due to the weak U.S. Dollar that narrowed margins on U.S. Dollar-denominated sales, an unfavorable shift in product sales mix, and higher commodity prices. The average exchange rate for the first quarter of 2004 was 17% weaker than the average for the first quarter of 2003. Operating income attributable to the Indian operations declined by $1.6 million due to the government's lowering of duties on compressors imported into India, which had a significant deflationary effect on compressor prices within India. Higher commodity prices and higher fixed costs associated with production enhancements were also factors in India. North American operation's operating income declined by $1.2 million. The deterioration was commensurate with the continued decline in North American-sourced sales, which were 8% lower in the first quarter of 2004 versus 2003.

ELECTRICAL COMPONENTS BUSINESS

      Electrical Components business sales were $107.0 million in the first quarter of 2004 compared to $107.8 million in the first quarter of 2003. Volume declines in gear motor and actuator sales were offset by higher sales in the Asian region, mostly attributable to the effects of foreign currency translation.

      Electrical Components operating income for the first quarter of 2004 amounted to $3.4 million compared to $1.9 million in the first quarter of 2003. The improvement in operating income largely resulted from the absence in 2004 of the $4.2 million write-up of FASCO inventory, recorded at December 31, 2002 in connection with purchase accounting, that was subsequently recognized in cost of sales during the first quarter of 2003. This improvement was partially offset by commodity cost increases; warranty, response and expediting costs incurred as a result of a product design change for an automotive segment customer; and higher intangible amortization resulting from the finalization of purchase accounting in the second quarter of 2003.

ENGINE & POWER TRAIN BUSINESS

      Engine & Power Train business sales amounted to $124.3 million in the first quarter of 2004 compared to $130.3 million in the first quarter of 2003. The decline in sales for the first quarter reflected a 40% decline in sales volumes at the Company's European operations, where the effects of a dry, hot summer in 2003 left excess inventory in the retail pipeline, and the strength of the Euro versus the Dollar weakened the operation's competitiveness. The decline in Europe equated to $11.2 million excluding the effects of currency translation. In addition, sales volumes declined by 4% in North America due to temporary shortfalls in engine shipments. Despite strong industry demand, difficulties in achieving normal production levels in Brazil and difficulties experienced with the domestic third-party supply of aluminum castings resulted in some delayed shipping to certain of the Company's North American customers.

      Engine & Power Train business operating loss in the first quarter of 2004 amounted to $2.9 million compared to a loss of $3.7 million in the first quarter of 2003. The improvement in first quarter results reflected a significant improvement in the operating results of the North American engine operations due


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to the cost reductions achieved with the closure of the Douglas, Georgia and
Sheboygan Falls, Wisconsin facilities last year and a favorable shift in product sales mix in 2004. These gains were partially offset by start-up costs and ramp-up inefficiencies at the Curitiba, Brazil facility, reduced profitability at the European operations due to the lower sales volumes, and product rework involving engines produced in the Company's facility in the Czech Republic that was necessitated by defective parts received from a supplier.

PUMP BUSINESS

      Pump business sales in the first quarter of 2004 amounted to $33.4 million compared to $31.9 million in 2003. The 5% increase in first quarter sales was primarily attributed to robust sales in the water gardening and HVAC markets, partially offset by a decline in pumps sold directly to one retailer who elected to exit the category.

      Operating income amounted to $3.3 million in the first quarter of 2004 compared to $3.5 million in 2003. The slight decrease in operating income was primarily attributable to higher engineering and administrative costs.

RESTRUCTURING CHARGES, IMPAIRMENTS AND OTHER ITEMS

      First quarter 2003 results were adversely affected by a $13.6 million ($8.7 million net of tax or $0.47 per share) charge related to environmental costs at the Company's Sheboygan Falls, Wisconsin facility. On March 25, 2003, with the cooperation of the Environmental Protection Agency, the Company entered into a liability transfer agreement with Pollution Risk Services, LLC ("PRS"), whereby PRS assumed substantially all of the Company's responsibilities, obligations and liabilities for remediation of the Sheboygan River and Harbor Superfund Site. The cost of the liability transfer arrangement was $39.2 million. The charge consisted of the difference between the cost of the arrangement and amounts previously accrued for the cleanup. This facility was subsequently closed during the third quarter of 2003, and in October 2003, the Company transferred the title of the property to PRS pursuant to the overall arrangement.

OUTLOOK

      The Company does not expect 2004 worldwide market conditions in its major segments to improve much over 2003. Recent growth in overall economic activity will only have a moderately positive effect given the fundamental characteristics of these markets, which include worldwide over-capacity, deflationary pricing, and an erosion of U.S.-based customers. In addition, weakness in the U.S. Dollar will continue to negatively affect the Company's comparable year-over-year earnings in the near term, and significant increases in commodity prices will also adversely affect comparative earnings if adequate product price increases are not accepted in the marketplace.

      While the Company has taken significant actions over the last several years to improve its cost position, product competitiveness and value proposition to its customers, more will be needed in order to meet the growth and profitability objectives of the Company. Alternatives continue to be evaluated on how best to compete in the highly competitive segments in which the Company operates. As further actions are taken, it is likely that additional restructuring charges impacting future results will be incurred. While the amount and timing of these charges cannot currently be accurately predicted, they may affect several quarterly periods or years, and they could be material to the reported results in the particular quarter or year in which they are recorded.



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RESULTS BY BUSINESS SEGMENTS (UNAUDITED)

                                                                                                        Three Months Ended
    (Dollars in millions)                                                                                   March 31,
                                                                                                        -------------------
                                                                                                         2004         2003
                                                                                                        ------       ------
NET SALES:
    Compressor Products                                                                                 $211.9       $203.7
    Electrical Components                                                                                107.0        107.8
    Engine & Power Train Products                                                                        124.3        130.3
    Pump Products                                                                                         33.4         31.9
    Other (a)                                                                                              0.4          0.2
                                                                                                        ------       ------
         Total net sales                                                                                $477.0       $473.9
                                                                                                        ======       ======
OPERATING INCOME:
    Compressor Products                                                                                  $11.9        $20.9
    Electrical Components                                                                                  3.4          1.9
    Engine & Power Train Products                                                                         (2.9)        (3.7)
    Pump Products                                                                                          3.3          3.5
    Other (a)                                                                                             (0.9)        (1.0)
    Corporate expenses                                                                                    (4.0)        (3.8)
    Restructuring charges, impairments and other items                                                   ---          (13.6)
                                                                                                        ------       ------
         Total operating income                                                                           10.8          4.2
Interest expense                                                                                          (5.6)        (5.3)
Interest income and other, net                                                                             4.6          4.9
                                                                                                        ------       ------
INCOME BEFORE TAXES                                                                                       $9.8         $3.8
                                                                                                        ======       ======

 (a)  "Other" consists of non-reportable business segments, primarily MDSI.


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CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)

                                                                                                MARCH 31,       December 31,
(Dollars in millions)                                                                             2004             2003
                                                                                                --------         --------
ASSETS
  CURRENT ASSETS:
    Cash and cash equivalents                                                                     $322.1           $344.6
    Accounts receivable, net                                                                       272.6            235.0
    Inventories                                                                                    282.9            298.2
    Deferred income taxes and other                                                                118.0            102.3
                                                                                                --------         --------
         Total Current Assets                                                                      995.6            980.1
  PROPERTY, PLANT AND EQUIPMENT -- NET                                                             544.7            554.6
  GOODWILL AND OTHER INTANGIBLES                                                                   314.4            317.5
  OTHER ASSETS                                                                                     256.4            253.6
                                                                                                --------         --------
         TOTAL ASSETS                                                                           $2,111.1         $2,105.8
                                                                                                ========         ========
LIABILITIES AND STOCKHOLDERS' EQUITY
  CURRENT LIABILITIES:
    Accounts payable, trade                                                                       $174.3           $172.4
    Short-term borrowings                                                                           86.1             89.6
    Accrued liabilities                                                                            176.2            172.6
                                                                                                --------         --------
         Total current liabilities                                                                 436.6            434.6
  LONG-TERM DEBT                                                                                   331.6            327.6
  DEFERRED INCOME TAXES                                                                             38.6             36.5
  PENSION AND POSTRETIREMENT BENEFITS                                                              232.8            233.3
  PRODUCT WARRANTY AND SELF-INSURED RISKS                                                           24.2             24.4
  ACCRUAL FOR ENVIRONMENTAL MATTERS                                                                 44.4             44.6
                                                                                                --------         --------
         Total Liabilities                                                                       1,108.2          1,101.0
  STOCKHOLDERS' EQUITY                                                                           1,002.9          1,004.8
                                                                                                --------         --------
         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                             $2,111.1         $2,105.8
                                                                                                ========         ========

CONSOLIDATED CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY (UNAUDITED)

                                                                                                        Three Months Ended
  (Dollars in millions)                                                                                     March 31,
                                                                                                      ---------------------
                                                                                                        2004          2003
                                                                                                      --------       ------
TOTAL STOCKHOLDERS' EQUITY
  BEGINNING BALANCE                                                                                   $1,004.8       $978.9
Comprehensive Income:
  Net income                                                                                               6.4          2.4
  Other comprehensive income (loss)                                                                       (2.4)        10.7
                                                                                                      --------       ------
Total comprehensive income                                                                                 4.0         13.1
Cash dividends declared                                                                                   (5.9)        (5.9)
                                                                                                      --------       ------
TOTAL STOCKHOLDERS' EQUITY
  ENDING BALANCE                                                                                      $1,002.9       $986.1
                                                                                                      ========       ======





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


CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                                                    Three Months Ended
(Dollars in millions)                                                                                    March 31,
                                                                                                  -----------------------
                                                                                                   2004             2003
                                                                                                  ------           ------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                                        $6.4             $2.4
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization                                                                   23.2             24.1
    Loss on disposal of property and equipment                                                       1.1              1.6
    Accounts receivable                                                                            (38.5)           (75.6)
    Inventories                                                                                     14.1              3.7
    Payables and accrued expenses                                                                    5.9              9.2
    Employee retirement benefits                                                                    (4.3)            (0.9)
    Deferred and recoverable taxes                                                                   1.0              3.6
    Net effect of environmental payment                                                            ---              (25.6)
    Other                                                                                          (12.7)           (24.8)
                                                                                                  ------           ------
           Cash used in operating activities                                                        (3.8)           (82.3)
                                                                                                  ------           ------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Business acquisition, net of cash acquired                                                       ---               (3.1)
  Capital expenditures                                                                             (12.1)            (7.9)
                                                                                                  ------           ------
           Cash used in investing activities                                                       (12.1)           (11.0)
                                                                                                  ------           ------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends paid                                                                                    (5.9)            (5.9)
  Increase (decrease) in borrowings, net                                                             0.8            (15.7)
  Debt issuance costs                                                                              ---               (2.1)
                                                                                                  ------           ------
           Cash used in financing activities                                                        (5.1)           (23.7)
                                                                                                  ------           ------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                                                             (1.5)             2.7
                                                                                                  ------           ------
DECREASE IN CASH AND CASH EQUIVALENTS                                                              (22.5)          (114.3)
CASH AND CASH EQUIVALENTS:
  Beginning of period                                                                              344.6            333.1
                                                                                                  ------           ------
  End of period                                                                                   $322.1           $218.8
                                                                                                  ======           ======

CAUTIONARY STATEMENT RELATING TO FORWARD-LOOKING STATEMENTS

     This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor provisions created by that Act. In addition, forward-looking statements may be made orally in the future by or on behalf of the Company. Forward-looking statements can be identified by the use of terms such as "expects", "should", "may", "believes", "anticipates", "will", and other future tense and forward-looking terminology.

      Readers are cautioned that actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, i) changes in business conditions and the economy in general in both foreign and domestic markets; ii) the effect of terrorist activity and armed conflict; iii) weather conditions affecting demand for air conditioners, lawn and garden products, portable power generators and snow throwers; iv) the success of the Company's ongoing effort to bring costs in line with projected production levels and product mix; v) financial market changes, including fluctuations in interest rates and foreign currency exchange rates; vi) economic trend factors such as housing starts; vii) emerging governmental regulations;
viii) availability and cost of materials, particularly commodities, including steel, copper and aluminum, whose cost can be subject to significant variation;
ix) actions of competitors; x) the ultimate cost of resolving environmental matters; xi) the Company's ability to profitably develop, manufacture and sell both new and existing products; xii) the


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extent of any business disruption that may result from the restructuring and realignment of the Company's manufacturing operations, the ultimate cost of those initiatives and the amount of savings actually realized; xiii) potential political and economic adversities that could adversely affect anticipated sales and production in Brazil; and xiv) potential political and economic adversities that could adversely affect anticipated sales and production in India, including potential military conflict with neighboring countries. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

     Tecumseh Products Company will host a conference call to report on the first quarter 2004 results on Thursday, April 29, 2004 at 11:00 a.m. ET. The call will be broadcast live over the Internet and then available for replay through Tecumseh Products Company's website at www.tecumseh.com.

     Press releases and other investor information can be accessed via Tecumseh Products Company's Internet web site at http://www.tecumseh.com.


     Contact:     Pat Walsh
                  Tecumseh Products Company
                  517-423-8455



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